EXHIBIT 10.1

                      AMENDED AND RESTATED AGREEMENT

     KNOW  ALL  MEN  BY  THESE  PRESENTS, that J. R. Hyde, III ("Hyde") and

AutoZone, Inc., a Nevada corporation,  and  its  subsidiaries (collectively

"AZO") for and in consideration of the promises, undertakings  and benefits first set out in this Agreement as of March 18, 1997, and as herein amended and restated as of October 23, 1997, agree as follows:

     1.   EFFECTIVE DATE.  Hyde resigns as an employee and Chairman  of AZO

as  of  March  18,  1997  (the  "Effective  Date").   Notwithstanding  such

resignation,  Hyde  shall  remain a member of the Board of Directors of AZO subject to election, resignation,  and  replacement  in  the same manner as other members of the Board of Directors.

     2.   RELEASE.  Except for the obligations of AZO and  Hyde  undertaken pursuant  to  the  terms  of this Agreement, Hyde and AZO each release  and

forever  discharge  the other  and   their  respective  employees,  agents,

subsidiaries, predecessors, successors, affiliates, heirs, and assigns from all claims of whatsoever  nature and the right to receive compensation from such claims, growing out of  or in any way directly or indirectly connected with the employment relationship  between  Hyde  and  AZO, included but not limited to:

     A.   Breach of any express or implied term or condition of employment;

     B.   Any other causes of action under any federal, state or local law,

          rule or regulation, including but not limited to claims under any worker's compensation law, the Age Discrimination  in  Employment

          Act (as amended), the Older Workers' Benefit Protection  Act, the

          Civil  Rights  Act  of  1991,  the  Civil  Rights Act of 1964 (as

          amended),  the  Civil  Rights  Act  of 1866, the  Americans  with

          Disabilities Act of 1990, the Family  and  Medical  Leave  Act of

          1993, and/or the Tax Reform Act of 1986 (as amended); and/or

     C.   Any  right  to receive any monetary damages or liability payments from any actions  at  law  or  in equity filed on his behalf with regard to his employment with or  arising  out  of or relating to his employment with AZO.



     3.   RECISION.  AZO's offer as described in this Agreement will remain open and effective for twenty-one (21) days from the Effective  Date.  Hyde

may elect to accept or reject this offer within that time period.   If Hyde

does  nothing  within  the  twenty-one  (21) day period, the offer shall be deemed  withdrawn  by  AZO.  If Hyde does sign  the  Agreement  within  the twenty-one (21) day period,  Hyde  will  have  seven (7) days following the date he signed this Agreement to change his mind  and  revoke the Agreement in  writing.  Therefore, this Agreement will not be in effect  until  seven

(7) days have passed following the date Hyde signs this Agreement.

     4.   BENEFITS.   In  consideration  of the release granted by Hyde and

the other obligations undertaken by Hyde pursuant  to  this  Agreement, AZO agrees  to  provide,  subject  only  to  the limitations contained in  this

Agreement, the following benefits in his favor (the "Benefits"):

     A.   Any vacation pay accrued as of the Effective Date;

     B.   A prorated bonus for AZO's 1997  fiscal  year based on the period from  September 1, 1996, to the Effective Date.  Such  bonus  shall  be  in accordance  with  the  bonus  plan  previously approved by the Compensation

Committee of AZO's Board of Directors  and  will  be  paid after the end of

AZO's 1997 fiscal year when the bonuses of all other executive  officers of

AZO are paid;

     C.   AZO shall pay Hyde the following amounts ("Payments"), to be paid in regular installments as and when AZO pays its regular employees:

     1. For the period from March 19, 1997, to March 18, 1998, the  sum  of

     $281,683.

     2.  For  the period from March 19, 1998, to March 18, 1999, the sum of

     $298,170.

     3. For the  period  from March 19, 1999, to March 18, 2000, the sum of

     $295,070.

     4. For the period from  March  19, 2000, to March 18, 2001, the sum of

     $291,815.

     5. For the period from March 19,  2001,  to March 18, 2002, the sum of

     $288,396.

     D.   Health and dental insurance during the  period  of time beginning on the Effective Date  and ending on the date that Hyde ceases  to  receive payments  pursuant  to Section 3(C) of this Agreement as if Hyde were still employed by AZO, and thereafter the coverage as required by law.

     E.   Personal  security   services,  consisting  of  a  single  person

employed by AutoZone, to provide  security  services  for  Hyde in a manner mutually  agreed between the parties. Payments to Hyde are based  upon  the assumption  of  the  provision  of  the  single  person  to Hyde to provide security services. Should Hyde request that AutoZone provide  additional or different  security  services, or no security services, AutoZone  and  Hyde agree that Payments shall  be  adjusted appropriately to reflect the change in security services provided.

     HYDE UNDERSTANDS AND AGREES  THAT  AUTOZONE  IS NOT AN INSURER AND THE

SECURITY SERVICES ARE INTENDED TO DETER CRIME, BUT  THE SECURITIES SERVICES

WILL NOT ELIMINATE THE POSSIBILITY OF SUCH.

     FURTHER, HYDE UNDERSTANDS AND AGREES THAT THE ONLY  SALARY OR BENEFITS

(OTHER THAN SUCH COMPENSATION HE MAY RECEIVE AS A NON-EMPLOYEE  DIRECTOR OF

AZO)  HE  WILL  RECEIVE  FROM AZO ARE SET FORTH HEREIN, AND THAT ALL  OTHER

SALARY OR BENEFITS HE IS PRESENTLY  RECEIVING  FROM  AZO, INCLUDING BUT NOT

LIMITED  TO  LIFE  INSURANCE,  LONG  TERM DISABILITY COVERAGE,  SHORT  TERM

DISABILITY COVERAGE AND STOCK PURCHASE PLAN, SHALL BE AND ARE TERMINATED AS

OF THE EFFECTIVE DATE. TIME IN SERVICE UNDER THE AUTOZONE, INC., ASSOCIATES

PENSION PLAN SHALL CEASE TO ACCRUE AS OF THE EFFECTIVE DATE.

     The parties understand that applicable  local,  state, and federal tax and appropriate insurance premium deductions and withholdings  will be made from all of the appropriate payments.

     The parties further understand and agree that this Agreement shall not diminish  or  adversely affect in any way Hyde's retirement benefits  under the  AutoZone, Inc.  Associates'  Pension  Plan,  except  that  payment  of

Benefits in no way increases the vesting period for retirement benefits nor does it  have  any  effect  on the computation of retirement benefits which shall be as provided for pursuant to the AutoZone, Inc. Associates' Pension

Plan.

          5.   NON-COMPETE.   Hyde further agrees that he will not, for the

period commencing on the Effective  Date  and ending on the date five years later,  be  engaged  in  or  concerned with, directly  or  indirectly,  any business related to or involved  in  the retail sale of auto parts to "DIY"

customers, or the wholesale or retail  sale  of  auto  parts  to commercial installers in any state or area in which AZO operates now or shall  operate during  the term of the non-compete agreement (herein called "Competitor"),

as an employee,  consultant,  beneficial  or  record  owner, partner, joint

venturer,  officer  or  agent  of  the  Competitor.   Notwithstanding   the

foregoing,  an  investment  by  Hyde in an investment partnership or mutual fund  whereby  Hyde  does not own more  than  five  (5%)  percent  of  such partnership or fund and  does  not or have the right to exercise investment control, shall not be considered a breach of this Section 5.

     The parties acknowledge and  agree  that  the  time, scope, geographic

area   and  other  provisions  of  this  Non-Compete  section   have   been

specifically   negotiated   by   sophisticated   commercial   parties   and

specifically  hereby agree that such time, scope, geographic area and other provisions are  reasonable  under  the  circumstances.  The parties further agree that if, at any time, despite the express  agreement  of  the parties hereto, Hyde violates the provisions of this Non-Compete section  and fails to  cure  such violation within thirty days after him receipt of notice  of such violation  from AZO, and if AZO attempts to enforce this Agreement and a court of competent  jurisdiction  holds  that  any  portion  of this Non-

Compete  section is unenforceable for any reason, AZO may cease paying  any

further Benefits.   In the event of breach by Hyde of any provision of this

Non-Compete  section  Hyde   acknowledges   that  such  breach  will  cause

irreparable damage to AZO, the exact amount of  which  will be difficult or impossible to ascertain, and that remedies at law for any  such breach will

be  inadequate.   Accordingly,  AZO shall be entitled, in addition  to  any

other rights or remedies existing  in  its  favor,  to  obtain, without the necessity  for  any  bond  or  other security, specific performance  and/or injunctive  relief in order to enforce,  or  prevent  breach  of  any  such provision and  AZO  shall  be  entitled  to  the  remedies set forth in the section entitled "Remedies."  Further, Hyde agrees not to hire, for himself or any other entity, encourage anyone or entity to  hire,  or  entice  away from  AZO any full time employee of AZO during the term of this non-compete agreement  other  than  current  administrative personnel in the Chairman's office.

     6.   CONFIDENTIALITY AND AZO  PROPERTY.   Unless otherwise required by

law,  Hyde  shall  hold  in  confidence  any  proprietary  or  confidential information obtained by him during his employment  with  AZO,  which  shall include,  but  not  be  limited to, information regarding AZO's present and future  business plans, systems,  operations  and  personnel.  Confidential information  shall  not  include  information:  (a)  publicly  disclosed by

AutoZone;  (b)  rightfully  received  by  Hyde  from  a third party without restrictions on disclosure or use; (c) approved for release  or  disclosure by  AutoZone;  or  (d)  produced  or disclosed pursuant to applicable laws,

regulation or court order.  Hyde acknowledges that all such confidential or proprietary information is and shall  remain  the  sole property of AZO and all embodiments of such information shall remain with  or  be  returned  to

AZO.

     7.   AZO  PROPERTY.  Hyde agrees to return to AZO any and all property of AZO within a reasonable time after the Effective Date.  AZO acknowledges that it is in possession  of  certain  art  belonging to Hyde and agrees to return such art upon request by Hyde.  During  such  time as such art is in possession of AZO, AZO agrees to continue to take the  same  care  as it is currently  taking  to  safeguard  such  art.  AZO agrees to insure such art while  it  is in the possession for such amounts  as  Hyde  and  AZO  shall mutually  agree  upon  it  being  agreed  that  the  current  insurance  is sufficient until otherwise notified in writing by Hyde.  AZO and Hyde agree that should  any  damage  occur  to such art while it is in the possession,

AZO's  liability  to  Hyde  shall  be limited  to  the  insurance  proceeds recovered by AZO.

     8.   COMPLETE AGREEMENT.  This Agreement contains the entire agreement between the parties concerning the matters  covered  herein  and integrates

and  merges  all  prior  understandings, discussions and negotiations.   No

other agreements, oral or written, relating to the subject matter contained herein shall be binding upon  or  enforceable  against  any of the parties.

This  Agreement and the documents executed pursuant to it  may  be  amended only in  a writing signed by authorized representatives of the parties.  No provision  of this Agreement or any document executed pursuant to it may be waived except  in  a  writing  signed  by authorized representatives of the parties.

     This Agreement shall be governed and  construed  by  the  laws  of the

State of Tennessee, without regard to its choice of law rules.  The parties agree that the only proper venue for any dispute under this Agreement shall be in the state or federal courts located in Shelby County, Tennessee.

     9.   SEVERABILITY.  The sections of this Agreement are intended to  be

severable.   If any section or provision of this Agreement shall be held to be unenforceable  by  any  court  of competent jurisdiction, this Agreement shall be modified to the minimum extent  necessary to be enforceable, or if such modification is not possible, then this  Agreement  shall be construed

as though such section or provision had not been included.   If any section

or  provision of this Agreement shall be subject to two constructions,  one of which  would render such section or provision invalid, then such section or provision shall be given that construction that would render it valid.

     10.  REMEDIES. In the event of breach by Hyde of any provision of this

Agreement, Hyde acknowledges that such breach will cause irreparable damage to AZO, the  exact  amount  of  which  will  be  difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate.

Accordingly,  AZO shall be entitled, in addition to  any  other  rights  or remedies existing  in  its  favor, to obtain, without the necessity for any bond or other security, specific  performance  and/or  injunctive relief to enforce,  or  prevent  breach  of  any such provision.  In the  event  Hyde breaches this Agreement in any way and  fails  to  cure  such breach within thirty (30) days of receipt by Hyde of notice of such breach  from AZO, any unpaid Benefits shall immediately terminate. AZO shall have the  right, but not the obligation, to exercise any of its remedies under this Agreement or any  that may be allowed by law in the event of a breach of this Agreement.

Any such  remedies  available to AZO shall be cumulative, not exclusive. of this Agreement.  Any  such  remedies available to Hyde shall be cumulative,

not exclusive.

     11.  FURTHER ASSURANCES.   Hyde warrants and represents to AZO that he

has returned to AZO all keys, documents, and other property of AZO.  Should

Hyde fail or refuse to return any  AZO  property,  AZO shall be entitled to exercise its rights under "REMEDIES," in addition to  any  rights  that AZO may have by law.

     The parties agree to execute on or after the date of the execution  of this  Agreement any and all reasonable additional documents as requested by the other or its counsel to effectuate the purposes hereof.

     12.  NOTICES. All notices shall be deemed received three days after it is sent  by  certified  mail,  return  receipt  requested, or when actually

received by hand-delivery or overnight courier.   All notices shall be sent

to:



To AutoZone:        General Counsel
                    Legal Department
                    AutoZone, Inc.
                    123 South Front Street
                    Memphis, TN  38103-3607

To Hyde:            P. O. Box 1152
                    Memphis, TN 38101-1152


     IN WITNESS WHEREOF, the respective parties execute this Agreement.


AUTOZONE, INC.


By: /s/ Timothy D. Vargo                /s/ J. R. Hyde, III
   -----------------------             -----------------------
                                            J. R. Hyde, III
Title: President and COO


By: /s/ Harry L. Goldsmith
    -----------------------

Title: Senior Vice President